UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

NATIONAL BANK HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111

(Address of principal executive offices) (Zip Code)

303-892-8715

(Registrant’s telephone, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock, Par Value $0.01	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective January 7, 2026 (the “Closing Date”), National Bank Holdings Corporation, a Delaware corporation (“NBHC”), completed its previously announced acquisition of Vista Bancshares, Inc., a Texas corporation (“Vista”), pursuant to the Agreement and Plan of Merger, dated as of September 15, 2025 (the “Merger Agreement”), by and among NBHC, Vista and Bryan Wick, solely in his capacity as the shareholders’ representative (the “Shareholders’ Representative”).

Pursuant to the Merger Agreement, on the Closing Date, (i) Vista merged with and into NBHC, with NBHC continuing as the surviving corporation (the “Merger”), and (ii) immediately following the Merger, Vista Bank, a bank chartered under the laws of the State of Texas and a wholly owned subsidiary of Vista (“Vista Bank”), merged with and into NBH Bank, a bank chartered under the laws of the State of Colorado and a wholly owned subsidiary of NBHC (“NBH Bank”), with NBH Bank continuing as the surviving bank (collectively with the Merger, the “Transaction”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the common stock, par value $1.00 per share, of Vista (“Vista Common Stock”) issued and outstanding immediately prior to the Effective Time (other than treasury shares and shares held by Vista or NBHC (a) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties and (b) held, directly or indirectly, in respect of debts previously contracted), was converted into the right to receive (i) 3.1161 shares of Class A common stock, par value $0.01 per share, of NBHC (“NBHC Common Stock”), (ii) $31.62 without interest (the “Cash Consideration”), and (iii) cash in lieu of fractional shares.

Additionally, pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding award of Vista restricted stock (a “Vista Restricted Stock Award”) other than the Specified Vista Restricted Stock Award (as defined below) was fully vested and converted into the Merger Consideration in respect of each share of Vista Common Stock underlying such Vista Restricted Stock Award, less applicable tax withholdings; (ii) each outstanding and unexercised option granted by Vista to purchase shares of Vista Common Stock (a “Vista Stock Option”), whether or not vested, was converted into an amount in cash equal to the product of (A) the excess, if any, of $151.68 (the “Merger Consideration Value”) over the per share exercise price of the applicable Vista Stock Option, multiplied by (B) the number of shares of Vista Common Stock subject to such Vista Stock Option, (iii) each Vista Stock Option that had an exercise price per share of Vista Common Stock that is equal to or greater than the Merger Consideration Value was cancelled for no consideration, (iv) each warrant granted by Vista to purchase shares of Vista Common Stock (a “Vista Warrant”), whether or not vested, was converted (without interest) into an amount in cash equal to the product of (A) the excess, if any, of the Merger Consideration Value over the per share exercise price of the applicable Vista Warrant, multiplied by (B) the number of shares of Vista Common Stock subject to such Vista Warrant, and (v) each Vista Warrant that had an exercise price per share of Vista Common Stock that is equal to or greater than the Merger Consideration Value was cancelled for no consideration.

In addition, pursuant to the Merger Agreement, at the Effective Time, 50% of a specified Vista Restricted Stock Award (the “Specified Vista Restricted Stock Award”) was fully vested and converted into 3.9206 shares of NBHC Common Stock multiplied by the number of shares of Vista Common Stock underlying such portion of the Specified Vista Restricted Stock Award (rounded to the nearest whole number), less applicable tax withholdings. The remaining 50% of the Specified Vista Restricted Stock Award was converted into an NBHC restricted stock award, with the number of shares of NBHC Common Stock underlying such award equal to the number of shares of Vista Common Stock underlying such portion of the Specified Vista Restricted Stock Award multiplied by 3.9206 (rounded to the nearest whole number). The converted award is subject to the same terms and conditions that applied to the Specified Vista Restricted Stock Award immediately prior to the Effective Time.

The Cash Consideration is subject to an upward or downward adjustment based on Vista’s tangible common equity (“Tangible Common Equity”) as of the close of business on December 31, 2025 (the “Reference Time”). Prior to the Closing Date, NBHC delivered to Vista a written estimate of the Tangible Common Equity as of the Reference Time, together with NBHC’s determination of any shortfall between the estimated Tangible Common Equity and $246,700,000. Accordingly, on the Closing Date, $9,500,000 of cash was withheld from the Cash Consideration otherwise payable to the applicable holders of Vista Common Stock and Vista Restricted Stock Awards and will be held in an escrow account until the adjustment to the Cash Consideration is finally determined.

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

The issuance of shares of NBHC Common Stock in connection with the Transaction was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4, as amended (File No. 333-290938), filed by NBHC with the Securities and Exchange Commission (the “Commission”), which went effective on November 23, 2025 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement, as of the Effective Time, the size of the board of directors of NBHC (the “Board”) was increased by one to consist of a total of 10 directors, and Kirk A. McLaughlin, a former director of Vista, became a member of the Board. In connection with his appointment to the Board, Mr. McLaughlin was also appointed to serve on the Board’s Compensation Committee and Audit & Risk Committee.

Mr. McLaughlin, age 67, joined Vista in 1982 and served as a director of Vista for 43 years. Mr. McLaughlin served in multiple leadership roles at Vista, including as President of Vista Bank from 1989 until his retirement on January 1, 2018; as Chief Executive Officer of Vista from 2008 to 2015; and as a Trust Officer from 1982 until January 1, 2018. During his time as President, he helped grow Vista and Vista Bank from one banking location in Ralls, Texas to 11 retail locations across the Texas South Plains region, in addition to establishing an operations/administrations center in Lubbock, Texas. Mr. McLaughlin served as the Mayor of the City of Ralls, Texas for two terms and served as a Class A Director of the Federal Reserve Bank of Dallas from 1995 through 2000 (serving as the Chairman of the Audit Committee of the Federal Reserve Bank of Dallas from 1996 through 2000). Mr. McLaughlin also previously served on the boards of the Texas Bankers Association and the Community Bankers Council of the Texas Bankers Association. Mr. McLaughlin was a partner in Caprock Independent Insurance Agency from 1990 until 2010 and held Texas insurance licenses for both Property & Casualty sales and Life and Health sales. Mr. McLaughlin holds a Bachelor of Business Administration in Finance and Accounting from Texas Tech University and completed the Texas Tech School of Banking and the American Bankers Association National Agricultural Credit School. He also completed the Southwestern School of Banking Certified Community Bank Director Program at the Cox School of Business at Southern Methodist University.

Other than as set forth in the Merger Agreement, there are no arrangements between Mr. McLaughlin and any other person pursuant to which Mr. McLaughlin was selected as a director. There are also no family relationships between Mr. McLaughlin and any other director or executive officer of NBHC and no transactions in which Mr. McLaughlin has an interest requiring disclosure under Item 404(a) of Regulation S-K. The compensation of Mr. McLaughlin will be consistent with NBHC’s compensation of its other non-employee directors in effect and as described in NBHC’s proxy statement for the 2025 Annual Meeting of Shareholders filed with the Commission on March 28, 2025. He will receive the pro rata cash portion of the standard compensation for service on the Board and the Board’s Compensation Committee and Audit & Risk Committee (effective January 1, 2026, $90,000 per annum, paid quarterly in arrears), based on the number of days remaining in the current Board term. In connection with his appointment, on the Closing Date, Mr. McLaughlin was granted a restricted stock award with a grant date value of $38,491, which reflects the prorated grant date value of the annual equity awards granted to other members of the Board of Directors for the current Board term. The award will fully vest on the day before the 2026 annual meeting of shareholders, subject to his continued service.

NBHC has entered into with Mr. McLaughlin the standard director indemnification agreement that NBHC has with its other directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.6 to NBHC’s Form S-1 Registration Statement (Registration Statement No. 333-177971), filed on September 10, 2012.

Compensatory Arrangements

As previously disclosed, an award of restricted shares of NBHC Common Stock was committed to be granted to G. Timothy Laney (Chairman and Chief Executive Officer) and Aldis Birkans (President), contingent and effective upon the closing of the transactions contemplated by the Merger Agreement. On January 6, 2026, the Compensation Committee determined the final terms of Mr. Laney’s and Mr. Birkans’ awards, and on January 7, 2026, Mr. Laney was granted 377,724 shares of restricted NBHC Common Stock and Mr. Birkans was granted 189,825 shares of restricted NBHC Common Stock. One-third of each such award is performance-based and will vest on December 15, 2026, subject to each of Mr. Laney’s and Mr. Birkans’ respective continued employment through such date and the achievement of: (i) with respect to 50% of such portion, the successful closing, integration and rebranding of the combined organization, as determined by the Board’s Compensation Committee in its sole discretion; and (ii) with respect to the other 50% of such portion, specified annual cost savings goals with respect to the combined organization directly resulting from the Merger and integration through November 30, 2026. The remaining two-thirds of each such award are time-based and will vest in eight quarterly installments beginning on March 15, 2027, subject to Mr. Laney’s and Mr. Birkans’ respective continued employment through such vesting dates.

Item 8.01. Other Events.

On January 7, 2026, NBHC issued a press release announcing the consummation of the Transaction, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Vista as of and for the years ended December 31, 2024 and December 31, 2023, and the accompanying notes thereto, were included in NBHC’s registration statement on Form S-4/A (File No. 333-290938), filed with the Commission on November 3, 2025 (the “Amended Registration Statement”), beginning on page F-1 and are incorporated herein by reference.

The unaudited consolidated financial statements of Vista as of and for the nine months ended September 30, 2025, and the accompanying notes thereto, were included in NBHC’s Amended Registration Statement beginning on page F-54 and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of NBHC as of September 30, 2025, giving effect to the Merger as if it had occurred on September 30, 2025, and the unaudited pro forma condensed combined statements of income of NBHC for the nine months ended September 30, 2025 and the year ended December 31, 2024, in each case giving effect to the Merger as if it had been completed on January 1, 2024, and the accompanying notes thereto, were included in NBHC’s Amended Registration Statement beginning on page 28 and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 15, 2025, by and among National Bank Holdings Corporation, Vista Bancshares, Inc. and Bryan Wick, solely in his capacity as the Shareholders’ Representative (incorporated by reference to Exhibit 2.1 to National Bank Holding Corporation’s Current Report on Form 8-K, filed with the Commission on September 18, 2025).
23.1	Consent of Whitley Penn, LLP.
99.1	Press Release, dated January 7, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2026

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci
Title: Chief Administrative Officer and General Counsel

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